Exhibit 10.1

FOURTH AMENDMENT

TO THE INGERSOLL-RAND COMPANY

ELECTED OFFICER SUPPLEMENTAL PROGRAM II

WHEREAS, Ingersoll-Rand Company (the “Company”) adopted the Ingersoll-Rand Company Elected Officer Supplemental Program II (the “Plan”), which was originally effective on January 1, 2005, and subsequently amended and restated effective January 1, 2009;

WHEREAS, section 8.2 of the Plan provides that the Plan may at any time and from time to time be amended by the Board (as defined in the Plan) or Compensation Committee (as defined in the Plan); and

WHEREAS, the Compensation Committee of Ingersoll-Rand plc has decided at its February 1, 2011 meeting to cease eligibility to participate in the Plan to any employee who is either: (i) hired after March 31, 2011 or (ii) elected as an officer of the Company or Ingersoll-Rand plc. after April 30, 2011.

NOW THEREFORE, the Plan is, hereby, amended as described below:

1. Section 2.1 of the Plan is amended by adding the following at the end thereof:

“Notwithstanding the foregoing, no individual hired after March 31, 2011 or who becomes an Elected Officer after April 30, 2011 shall commence participation in the Program.”

2. Except as specifically set forth herein, all other terms of the Plan shall remain in full force and effective and are hereby ratified in all respects.

IN WITNESS WHEREOF, the Company has had its duly authorized representative sign this Amendment as of this 2nd day of February 2011.

INGERSOLL-RAND COMPANY

By:	/s/ Barbara A. Santoro
Name:	Barbara A. Santoro
Title:	Vice President & Secretary

1